UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2022

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Bell Avenue, Suite 301 Carnegie, Pennsylvania	15106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 456-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	AP	New York Stock Exchange
Series A Warrants to purchase shares of Common Stock	AP WS	NYSE American Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Equipment Financing Agreement

On September 29, 2022, Union Electric Steel Corporation (“UES”), a wholly owned subsidiary of Ampco-Pittsburgh Corporation (“Ampco”), and Clarus Capital Funding I, LLC (“Clarus Capital”) entered into a Master Loan and Security Agreement (the “Master Loan Agreement”), pursuant to which UES can borrow, from time to time, up to $20,000,000 for acquisition financing (including progress payments and reimbursement of deposits) by UES of certain equipment (the “Equipment”), each constituting a secured loan transaction (each, a “Term Loan”). UES’s obligation to repay each Term Loan will be evidenced by a term note (each, a “Term Note”), which will have a term of 84 months in arrears fully amortizing and will commence on the date of the Term Note. Interest on progress payments and reimbursement of deposits will accrue at an annual fixed rate of 8.00%, payable monthly. Interest on each Term Loan will accrue at a fixed rate to be calculated by Clarus Capital as like-term swap rate, as reported in ICE Benchmark, or such other information service available to Clarus Capital, for the week ending immediately prior to the commencement date for such Term Note, plus 4.50%.

The Term Loans and Term Notes will be secured by a first priority security interest in and to all of UES’s rights, title and interests in the Equipment.

In accordance with the Master Loan Agreement, Ampco delivered an unconditional guaranty of payment and performance of the obligations of UES under the Master Loan Agreement to Clarus Capital (the “Guaranty”).

The financing to be provided under the Master Loan Agreement will be used to finance the Ampco’s previously announced capital expenditure project. All of the equipment will be domiciled in the United States.

The foregoing descriptions of the Master Loan Agreement and the Guaranty do not purport to be a complete description of the parties’ rights and obligations under the Master Loan Agreement and the Guaranty. The above descriptions are qualified in their entirety by reference to the complete Master Loan Agreement and the Guaranty, copies of are filed herewith.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information included in Item 1.01 under the heading “Equipment Financing Agreement” is incorporated by reference into this Item 2.03

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1†	Master Loan and Security Agreement between Union Electric Steel Corporation and Clarus Capital Funding I, LLC, dated September 29, 2022, filed herewith.

10.2†	Guaranty made by Ampco-Pittsburgh Corporation to Clarus Capital Funding I, LLC, and dated September 29, 2022, filed herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document) † Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

Date: October 4, 2022	By:	/s/ Michael G. McAuley
Michael G. McAuley
Senior Vice President, Chief Financial Officer and Treasurer